                                                                    EXHIBIT 4(i)


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET BOSTON CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                        REGISTERED

NUMBER R-                                                         $

                            FLEET BOSTON CORPORATION

                            % SUBORDINATED NOTES DUE

                                                                  CUSIP:

     FLEET BOSTON CORPORATION, a Rhode Island corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE &
CO., or registered assigns, the principal sum of $    on     , and to pay
interest thereon from     , or from the most recent Interest Payment Date to
which interest has been paid or duly provided for, semi-annually in arrears on
the     day of     and    in each year, commencing     , at the rate of    % per
annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is
registered at the close of business on the     day of     and the     day of in
  each year; provided, however, that in case of a Subordinated Note originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Payment of the principal of (and premium, if any) and any such interest on this Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or in The City of Providence, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of December 6, 1999 (the "Indenture"), between the Company and The Bank of New York, a New York banking corporation (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Subordinated Note is one of a series of
Subordinated Notes of the Company designated as its   % Subordinated Notes Due
(herein called the "Subordinated Notes"), initially limited in aggregate principal amount to $ .

     Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on, the Subordinated Notes is to be subordinated in right of payment to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of the Company (each as defined in the Indenture). Each Holder of the Subordinated Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. The Subordinated Notes may not be redeemed prior to maturity.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Subordinated Note may be registered in the Security Register of the Company upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Note is exchangeable for a like aggregate principal amount of Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note.

     No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, place and rate, and in the coin and currency, herein prescribed.

     All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION      FLEET BOSTON CORPORATION
     This is one of the Securities of
     the series provided for under the
     within-mentioned Indenture.


                                                  By____________________________
     The Bank of New York, a New York banking       Chairman and Chief Executive
     corporation as Trustee                         Officer


     By______________________________________     By____________________________
               Authorized Officer                            Secretary

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
Name and address of assignee, including zip code, must be printed or typewritten)

________________________________________________________________________________


________________________________________________________________________________
the within Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Subordinated Note on the books of the within Company, with full power of substitution in the premises.


Dated:___________                              ________________________________
                                      NOTICE:  The signature to this assignment
                                               must correspond with the name as
                                               it appears upon the face of the
                                               within or attached Subordinated
                                               Note in every particular, without
                                               alteration or enlargement or any
                                               change whatever.